Exhibit 10.1

January 3, 2024

ViA EMAIL

James.Hayward@adnas.com

James A. Hayward, Ph.D., Sc.D.

President and Chief Executive Officer

Applied DNA Sciences, Inc.

50 Health Sciences Drive

Stony Brook, NY 11790

Re:	Voluntary Base Salary Reduction

Dear Jim:

As you are aware, Applied DNA Sciences, Inc. (the “Company”) is experiencing certain cash flow difficulties. Accordingly, in order to assist the Company with this current situation, effective January 1, 2024, you hereby voluntarily agree that your current base salary rate will be reduced by $200,000, or 45% until March 31, 2024, and you further agree that the Company has no obligation to, and will not, make you whole for such voluntary reduction. Your base salary during this period will be $250,000.

Notwithstanding anything to the contrary set forth in any other arrangement you have with the Company, by executing this letter agreement, you expressly and irrevocably waive any and all claims that you may have to resign for “good reason” (as such term or any other similar term is defined in any arrangements you have with the Company) on the basis of the temporary base salary reduction provided for herein.

Sincerely,

Applied DNA Sciences, Inc.

By:	/s/ Beth Jantzen
	Name:	Beth Jantzen
	Title:	CFO

ACCEPTED AND AGREED TO:

/s/ James A. Hayward
James A. Hayward, Ph.D., Sc.D.

4 Jan 24
Date

50 Health Sciences Drive • Stony Brook, NY 11790 • tel 631 240.8000